UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 10, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 10, 2015, HealthSouth Corporation, a Delaware corporation (the “Company”), and its newly formed subsidiary, HealthSouth Acquisition Holdings, LLC, a Delaware limited liability company (“HealthSouth Holdings”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Reliant Holding Company, LLC, Reliant Hospital Partners, LLC (“Reliant”), Nautic Partners VI, L.P., Nautic Partners VI-A, L.P., Reliant Blocker Corp., and the additional indemnitors listed therein (collectively, the “Sellers”), and the Sellers’ representative named therein. A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. Reliant is headquartered in Richardson, Texas and operates a portfolio of 11 free-standing inpatient rehabilitation hospitals in Texas, Massachusetts and Ohio, plus three inpatient satellite locations in Massachusetts for a total of 902 beds.
The operating entities for seven Reliant hospitals have minority physician and other limited partners. Those limited partner interests represent approximately 10% of the equity of the combined Reliant operating entities. Pursuant to the Acquisition Agreement, HealthSouth Holdings will acquire, and the Sellers will sell, all of the issued and outstanding equity interests of the entities operating the Reliant hospitals, except for certain interests, if any, held by the limited partners at closing, for approximately $730 million in cash, subject to certain adjustments (the “Acquisition”). The cash purchase price will be reduced based on the number of remaining limited partner interests at closing.

All of Reliant's hospitals are leased, and seven of the leases are treated as capital leases for accounting purposes. HealthSouth Holdings will assume all of the leases. The amount of the capital lease obligation to be recognized on the Company’s consolidated balance sheet upon closing is subject to the final purchase price allocation and is preliminarily estimated at approximately $210 million.
The Acquisition Agreement contains representations and warranties customary for transactions of this type. The Sellers have agreed to various customary covenants and agreements, including, among others, to use commercially reasonable efforts to conduct its business in the ordinary course, consistent with past practice during the interim period between the execution of the Acquisition Agreement and the closing of the Acquisition and not to engage in certain kinds of significant transactions during this period. The parties have also agreed to use their reasonable best efforts to obtain regulatory approvals, including requirements under healthcare provider change of ownership rules and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the Acquisition Agreement provides for indemnification rights with respect to breaches of certain representations, warranties, and covenants by either party, as well as for other specified matters.
Consummation of the Acquisition is subject to certain customary conditions, including, among others, (i) the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Acquisition Agreement; (ii) the absence of a material adverse effect with respect to the business of Reliant; (iii) the absence of certain legal injunctions or impediments prohibiting the transaction; (iv) the regulatory approval of the healthcare provider change of ownership; (v) the receipt of third-party consents under certain material agreements; and (vi) the expiration or termination of all applicable waiting periods under the HSR Act.
The Acquisition Agreement also contains certain termination provisions for the Company and the Sellers’ Representative (including if the Acquisition is not completed by December 31, 2016). Subject to the satisfaction of the closing conditions, the parties anticipate completing the Acquisition in 2015. In the event the Acquisition is terminated by either party (x) because of a final and nonappealable antitrust order enjoining, restraining or otherwise prohibiting the Acquisition, or (y) on or after December 31, 2016, solely as a result of either (A) a regulatory action under the HSR Act preventing the Acquisition or (B) the failure of the waiting period under the HSR Act to terminate or expire by such date, the Company has agreed to pay a termination fee of $40 million to the Sellers.

The description of the Acquisition Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Acquisition Agreement. The copy of the Acquisition Agreement attached as an exhibit to this Form 8-K is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates or about Reliant or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Acquisition Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Acquisition Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Acquisition Agreement.
Item 7.01. Regulation FD Disclosure.
On June 11, 2015, HealthSouth Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company has entered into a definitive agreement to acquire the operations of Reliant and affiliated entities. Additional information relating to the Acquisition is attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Supplemental Slides”). The Company will address the effects of the Acquisition on its previously announced Adjusted EBITDA and earnings per share guidance ranges after the transaction closes, which is expected to occur in 2015.
The information under this Item 7.01 along with Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 and Exhibit 99.2 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Note Regarding Presentation of Reliant's Financial Measures
The financial data contained in the press release and Supplemental Slides include Reliant's 2014 revenue and Adjusted EBITDA. Those amounts were derived from the historical financial statements of Reliant and were based on a preliminary review of Reliant’s accounting policies to determine whether any adjustments were necessary to ensure comparability with the Company’s policies. As more information becomes available, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the financial information presented. Additionally, Reliant's Adjusted EBITDA contained in the press release and Supplemental Slides is before the reduction for amounts attributable to minority limited partner interests. The Company reports Adjusted EBITDA after taking into consideration amounts attributable to minority limited partner interests. At this time, the Company cannot be certain of the number of minority limited partner interests, if any, that will be outstanding at closing of the Acquisition. As discussed under Item 1.01 in this Form 8‑K, the Company has agreed to acquire all of the issued and outstanding equity interests of the entities operating the Reliant hospitals, except for certain interests, if any, held by the limited partners at closing.
Neither the Company's nor Reliant's Adjusted EBITDA is a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, the Adjusted EBITDA of Reliant contained in the press release and Supplemental Slides may not be comparable to other similarly titled measures of other companies.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K, the press release, and Supplemental Slides are forward-looking statements, such as those relating to the purchase price and the likelihood, timing and effects of the completion of this acquisition. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, are inherently uncertain, and involve a number of risks and uncertainties. The Company’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process for the acquisition, the satisfaction of other closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to issues at acquired companies and litigation brought to prevent the closing of this acquisition; the possibility this acquisition will experience other unexpected delays; the ability to finance the acquisition purchase price and amend the covenants under the Company’s senior secured credit facility as necessary to complete this acquisition on terms and conditions anticipated or consistent with the Company’s historical financing activity; any adverse effects on the Company’s ability to fund its operations or meet its obligations under its outstanding debt instruments because, under certain circumstances, it will be required to pay a termination fee for failure to obtain certain regulatory approvals; any adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of this acquisition; the ability to ultimately realize anticipated tax benefits; the ability to successfully complete and integrate this acquisition consistent with the Company’s growth strategy, including realization of anticipated revenues and cost savings, minimizing the negative impacts on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in the Company’s management team; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation segment specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of the acquired company’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10–K for the year ended December 31, 2014 and Form 10–Q for the quarter ended March 31, 2015.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Acquisition Agreement, dated as of June 10, 2015, by and among HealthSouth Corporation, HealthSouth Acquisition Holdings, LLC, Reliant Holding Company, LLC, Reliant Hospital Partners, LLC, Nautic Partners VI, L.P., Nautic Partners VI-A, L.P., Reliant Blocker Corp., the additional indemnitors listed therein, and the sellers’ representative named therein.#

99.1	Press Release of HealthSouth Corporation, dated June 11, 2015.

99.2	Supplemental Slides of HealthSouth Corporation provided in connection with the acquisition of Reliant Hospital Partners, LLC and affiliated entities.

# Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: June 11, 2015